                                                    Morgan
                                                    & Company
                                                    Chartered Accountants


                                  EXHIBIT 16.1





September  30,  2002



United  States  Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC
20549

Dear  Sirs:

We were previously the principal accountants for New Paltz Capital Corp. and, under the date of August 24, 2001, we reported on the balance sheets as at June 30, 2001 and 2000, and statements of operations and deficit, cash flows, and stockholders' equity for the periods ended June 30, 2001 and 2000. We resigned as principal independent accountants of New Paltz Capital Corp. on September 30, 2002.

We have read the statements made by New Paltz Capital Corp. included under Item 4 of its Current Report on Form 8-K, dated September 30, 2002, and we agree with such statements.

Yours  very  truly,

/s/ Jim  Philip

Jim  Philip,  C.A.
for  MORGAN  &  COMPANY

JLP/nm




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